Mosaic’s 3
rd
Quarter Fiscal 2009
Earnings and Conference Call
Wednesday, April 8, 2009
Jim Prokopanko, President and CEO
Larry Stranghoener, EVP and CFO
Christine Battist, Director - Investor Relations
Exhibit 99.2

Safe Harbor Statement
This presentation contains forward-looking statements within the meaning of the Private Securities
Litigation Reform Act of 1995.  Such statements include, but are not limited to, statements about future financial and operating results.  Such statements are based upon the current beliefs and expectations of
The Mosaic Company’s management and are subject to significant risks and uncertainties.  These risks and uncertainties include but are not limited to the predictability and volatility of, and customer expectations about, agriculture, fertilizer, raw material, energy and transportation markets that are subject to competitive and other  pressures and the effects of the current economic and financial turmoil;
the build-up of inventories in the distribution channels for crop nutrients; changes in foreign currency and exchange rates; international trade risks; changes in government policy; changes in environmental and other governmental regulation; adverse weather conditions affecting operations in Central Florida or the
Gulf Coast of the United States, including potential hurricanes or excess rainfall; actual costs of asset retirement, environmental remediation, reclamation or other environmental regulation differing from management’s current estimates; accidents and other disruptions involving Mosaic’s operations, including brine inflows at its Esterhazy, Saskatchewan potash mine and other potential mine fires, floods, explosions, seismic events or releases of hazardous or volatile chemicals, as well as other risks and uncertainties reported from time to time in
The Mosaic Company’s reports filed with the Securities and Exchange Commission.  Actual results may differ from those set forth in the forward-looking statements.

Mosaic’s 3 rd Quarter Fiscal 2009 3

4 Decline in grain prices from a year ago Build-up of inventories in supply chain Global economic slow down Recalibration of phosphate pricing What Got Us Here?

Financial Results
02/28/09 02/29/08 02/28/09 02/29/08
(In millions, except per share amounts)
Net Sales $1,375.5 $2,147.2 $8,704.5 $6,345.9
Gross Margin $140.3 $727.9 $2,562.6 $1,872.8
(% of net sales) 10.2% 33.9% 29.4% 29.5%
Net Earnings $58.8 $520.8 $2,203.3 $1,220.3
(% of net sales) 4.3% 24.3% 25.3% 19.2%
Diluted EPS $0.13 $1.17 $4.94 $2.74
Effective Tax Rate 37.1% 24.5% 31.7% 24.1%
Cash Flow from Operations ($11.2) $528.0 $936.8 $1,508.9
Three Months Ended Nine Months Ended

Financial Results by Segment
(in millions)
02/28/09 02/29/08
Net Sales $480.8 $547.3
Operating Earnings $186.0 $195.9
Net Sales $552.4 $1,257.8
Operating Earnings (Loss) ($123.9) $442.7
Net Sales $344.7 $387.0
Operating Earnings (Loss) ($103.6) $18.1
Net Sales ($2.4) ($44.9)
Operating Earnings (Loss) $85.2 ($9.3)
Net Sales $1,375.5 $2,147.2
Operating Earnings $43.7 $647.4
Total
Three Months Ended
Phosphates
Corporate/Other
Offshore
Potash

Mosaic’s 3 rd Quarter Fiscal 2009 7

Factors to Watch
Phosphates
Demand returning
Inventory supply chain is de-stocking
Increasing production rates
Potash
Possible catalysts
China and India contracts
Recovery in North American demand
Improvement in Brazil market
Production reductions continue
Long-Term Outlook is Positive

Mosaic’s Opportunity
Mosaic is well-positioned
Vertically integrated
Strong balance sheet
Global presence
Strong positions in both Phosphates and Potash
Focus on value creation
Managing inventory levels
Controlling costs
Growing potash through expansions
Long-Term Outlook is Positive

Mosaic’s 3 rd Quarter Fiscal 2009 Thank you 10